Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

1st Constitution Bancorp

Cranbury, New Jersey

We consent to the incorporation by reference in this Form S-8 Registration Statement in regard to the 1st Constitution Bank 401(K) Retirement Savings Plan of our report dated March 23, 2012, accompanying the consolidated financial statements of 1st Constitution Bancorp (the “Company”) and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ ParenteBeard LLC

Clark, New Jersey
October 15, 2012